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                                               Proxy Card

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                                         COLUMBIA FINANCIAL OF KENTUCKY, INC.
                                      Conversion Center - Florence Branch Office
                                                   7550 Dixie Highway
                                                Florence, Kentucky 41042
                                                     (606) 525-6403

                                             STOCK ORDER FORM
________________________________________________________________________________
DEADLINE The Subscription Offering ends at 12:00 noon, Eastern Time, on March xx, 1998. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Columbia Federal Savings Bank Branch Office, by this deadline, or it will be considered void. FAXES OR COPIES OF THIS FORM WILL NOT BE ACCEPTED.

________________________________________________________________________________

                                                                                 The minimum number of shares that may be subscribed
(1) Number of Shares       Price Per Share       (2) Total Amount Due            for is 25. The maximum individual subscription is
 -------------------                            -----------------------          15,000 shares. No person, together with associates
|                   |      x  $10.00 =         |                       |         of and persons acting in concert with such person
 -------------------                            -----------------------          may purchase more than 30,000 shares of the
                                                                                 Common stock sold in the Conversion. There are
                                                                                 additional purchase limitations for associates
                                                                                 and groups acting in concert as defined in the
                                                                                 Prospectus.

_______________________________________________________________________________
METHOD OF PAYMENT
(3) / /Enclosed is a check, bank draft or money order payable to Columbia Financial of Kentucky, Inc., for $_________________ .
(4)/ / I authorize Columbia Federal Savings Bank to make withdrawals from my Columbia Federal Savings Bank certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

                ACCOUNT NUMBER(S)                              AMOUNT(S)
________________________________________________________________________________
                                                        |
________________________________________________________|_______________________
                                                        |
________________________________________________________|_______________________
                                                        |
________________________________________________________|_______________________
                                                        |
________________________________________________________|_______________________
                                                        |
                                      TOTAL WITHDRAWAL  |_______________________

________________________________________________________________________________
(5)/ / Check here if you are a director, officer or employee of Columbia Federal Savings Bank or a member of such person's immediate family.
                                                               (name household)
________________________________________________________________________________
(6)/ / ASSOCIATE - ACTING IN CONCERT
       Check here, and complete the reverse side of this form, if you or any associate or persons acting in concert with you have submitted other orders for shares in the Subscription Offering.
________________________________________________________________________________
(7) PURCHASER INFORMATION (CHECK ONE)

a./ / Eligible Account Holder Check here if you were a depositor with $50.00 or more on deposit with Columbia Federal Savings Bank as of 09/30/96. Enter information below for all deposit accounts that you had at Columbia Federal Savings Bank on 09/30/96.
b./ / Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Columbia Federal Savings Bank as of 12/31/97 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Columbia Federal Savings Bank on 12/31/97.
c./ / Other Member - Check here if you were a depositor of Columbia Federal
      Savings Bank as of 01/31/98, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder or were a borrower of Columbia Federal Savings Bank as of 1/31/98 whose loan was in existence on 12/16/95, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts and/or loan accounts that you had at Columbia Federal Savings Bank on 1/31/98.

    ACCOUNT TITLE (NAMES ON ACCOUNTS)                 AMOUNT NUMBER
________________________________________________________________________________
                                           |
___________________________________________|____________________________________
                                           |
___________________________________________|____________________________________
                                           |
___________________________________________|____________________________________

PLEASE NOTE FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART
OR ALL OF YOUR SUBSCRIPTION RIGHTS.    (additional space on back of form)

________________________________________________________________________________
(8) STOCK REGISTRATION - PLEASE PRINT LEGIBLY AND FILL OUT COMPLETELY
    (Note: The Stock Certificate and all correspondence related to this stock order will be mailed to the address provided below)

/ / Individual                / / Uniform Transfer to Minors            / / Partnership
/ / Joint Tenants             / / Uniform Gift to Minors                / / Individual Retirement Account
/ / Tenants in Common         / / Corporation                           / / Fiduciary/Trust (Under Agreement Dated _________)
___________________________________________________________________________________________________________________________________
                                                                                           |
                                                                                           |
Name                                                                                       |Social Security or Tax I.D.
___________________________________________________________________________________________|_______________________________________
                                                                                           |
                                                                                           |
Name                                                                                       |Social Security or Tax I.D.
___________________________________________________________________________________________|_______________________________________
                                                                                           |
Street                                                                                     |Daytime
Address                                                                                    |Telephone
___________________________________________________________________________________________|_______________________________________
                                                                                           |
                                         Zip                                               |Evening
City                          State      Code                County                        |Telephone
___________________________________________________________________________________________|_______________________________________

________________________________________________________________________________
/ / NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria)

Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

________________________________________________________________________________
ACKNOWLEDGMENT By signing below, I acknowledge receipt of the Prospectus dated February xx, 1998 and understand I may not change or revoke my order once it is received by Columbia Financial of Kentucky, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Columbia Financial of Kentucky Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

SIGNATURE    THIS FORM MUST BE SIGNED AND DATED TWICE: HERE AND ON THE
CERTIFICATION FORM. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.


________________________________________________________________________________
Signature                                                         Date

________________________________________________________________________________
Signature                                                         Date

________________________________________________________________________________
________________________________________________________________________________

FOR OFFICE      Date Rec'd____/____/____       Check # ____________________

USE             Amount $________________       Category ___________________

Batch # _________ - _____________Order #       Deposit $___________________
________________________________________________________________________________

                      COLUMBIA FINANCIAL OF KENTUCKY, INC.

________________________________________________________________________________

ITEM (6) CONTINUED; ASSOCIATE - ACTING IN CONCERT

              ASSOCIATE LISTED ON                                     NUMBER OF
              OTHER STOCK ORDERS                                   SHARES ORDERED
_______________________________________________________________________________________________
__________________________________________________|____________________________________________
__________________________________________________|____________________________________________
__________________________________________________|____________________________________________


ITEM (7) CONTINUED; PURCHASER INFORMATION
_______________________________________________________________________________________________
       ACCOUNT TITLE (NAMES ON ACCOUNT)                           ACCOUNT NUMBER
_______________________________________________________________________________________________
______________________________________________|________________________________________________
______________________________________________|________________________________________________
______________________________________________|________________________________________________
______________________________________________|________________________________________________


________________________________________________________________________________

                               CERTIFICATION FORM
                       (This Certification Must Be Signed
              In Addition to the Stock Order Form On Reverse Hereof)

I ACKNOWLEDGE THAT THE COMMON STOCK, NO PAR VALUE PER SHARE, OF COLUMBIA FINANCIAL OF KENTUCKY, INC., ARE NOT A DEPOSIT OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED, OR GUARANTEED BY COLUMBIA FEDERAL SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Central Regional Director, Ronald N. Karr, at
(312) 917-5000.

I further certify that, before purchasing the common stock of Columbia
Financial of Kentucky, Inc., I received a copy of the Prospectus dated February XX, 1998 which discloses the nature of the common shares being offered thereby and describes the following risks involved in an investment in the common shares under the heading "Risk Factors" beginning on page X of the Prospectus:

   1.  Low Return on Assets and Low Return on Equity

   2.  Reduction on Return on Equity Due to Proceeds of Offering

   3.  Competition in Market Area

   4.  Interest Rate Risk

   5.  Dilutive Effect and Expense of the ESOP, the Stock Option Plan and the
       RRP

   6.  Limited Market for the Common Shares

   7. Legislation and Regulation Which May Adversely Affect Columbia Federal's Earnings and Operations

   8. Anti-Takeover Provisions Which May Discourage Sales of Common Shares for Premium Prices and Controlling Influence of Management

   9.  Risk of Delayed in Completion of the Offering

   10. Dilutive Effect of Increase in Valuation Range

   11. Possible Tax Liability Related to Subscription Rights
____________________________________      _____________________________________
Signature               Date              Signature                Date

____________________________________      _____________________________________

(NOTE: IF STOCK IS TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)
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